Exhibit 99 (h) (ii)
The Gabelli Global Gold,
Natural Resources & Income Trust
[•] [Common Shares of Beneficial Interest]
Par Value $[•] Per Share
SALES AGREEMENT

[date]

2

SALES AGREEMENT
[date]
Gabelli & Company, Inc.
One Corporate Center
Rye, New York 10580
Ladies and Gentlemen:
     The Gabelli Global Gold, Natural Resource & Income Trust, a statutory trust organized and existing under and by virtue of the laws of the State of Delaware (the “Fund”), proposes to issue and sell through Gabelli & Company, Inc. (the “Sales Manager”), as agent, an aggregate of up to                      (the “Maximum Amount”) common shares of beneficial interest (the “Shares”), par value [$0.01] per share (the “Common Shares”), of the Fund.
     The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Investment Company Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-[•] and 811-[•]), including a base prospectus, a form of supplemental prospectus and a statement of additional information, relating to the Shares. In addition, the Fund has filed a Notification of Registration on Form N-8A (the “Notification”) pursuant to Section 8 of the Investment Company Act.
     The Fund has prepared and filed, in accordance with Section 12 of Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and the Commission has declared effective, a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-[•]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.
     Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at each time such registration statement or an amendment thereto [is filed or] becomes effective for purposes of Section 11 of the Securities Act, as such section applies to the Sales Manager (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated by reference therein, and (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be part of the registration statement at the Effective Time.
     Except where the context otherwise requires, “Prospectus,” as used herein, means the final base prospectus (including the statement of additional information incorporated therein by reference) and latest supplemental prospectus relating to the offering of the Shares contemplated by this Sales Agreement, as filed by the Fund with the Commission, each as amended or supplemented from time to time (i) pursuant to Rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or (ii) pursuant to Rule 497(b) under the Securities Act on or before the fourth business day prior to the relevant Settlement Date, in each case in the form furnished by the Fund to the Sales Manager for its use in connection with the the offering of the Shares.
     “Sales Materials” means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents that constitute a “written communication” (as defined in Rule 405 under the Securities Act) used in connection with a “road show” or a “bona fide electronic road show” (each as defined in Rule 433 under the Securities Act) related to the offering of Shares contemplated hereby (collectively, “Road Show Materials”).
     “Applicable Time” means the time as of which this Sales Agreement was entered into, which shall be [•] (New York City time) on the date of this Sales Agreement (or such other time as is agreed to by the Fund and the Sales Manager).
     Gabelli Funds, LLC, a New York limited liability company (the “Investment Adviser”), acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement by and between the Fund and the Investment Adviser, dated as of [ / /05] (the “Investment Advisory Agreement”). Bank of New York Mellon Corporation acts as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to the Custodian Agreement, dated as of [•] (the “Custodian Agreement”). American Stock Transfer and Trust Company acts as the Fund’s transfer agent, registrar, and dividend disbursing agent (the “Transfer Agent”) pursuant to a Transfer Agency and Service Agreement, dated as of [•] (the “Transfer Agency Agreement”). PFPC Inc. acts as the sub-administrator of the Fund pursuant to a Sub-Administration Agreement, dated as of [•] (the “Sub-Administration Agreement”).
     As used in this Underwriting Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement. The term “or,” as used herein, is not exclusive.
     The Fund, the Investment Adviser and the Sales Manager agree as follows:
1.	Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to issue and sell through the Sales Manager, as agent, and the Sales Manager agrees to sell, as agent for the Fund, on a best efforts basis, up to the Maximum Amount of the

Shares during the term of this Agreement on the terms set forth herein. The Shares will be sold from time to time as described in the Registration Statement and Prospectus in amounts and at prices as directed by the Fund and as agreed to by the Sales Manager.
(a)	The Sales Manager may, if it reasonably believes one of the conditions under Section 6(a) below exists, upon notice to the Fund by telephone (confirmed promptly by telecopy or hand delivery), at any time and from time to time suspend the offering of Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and that such suspension shall last no more than ten (10) business days, at which time the Sales Manager shall either cease such suspension or notify the Fund that this Agreement is being terminated pursuant to Article 6 below, subject to the terms and conditions hereof. The Fund may, upon notice to the Sales Manager by telephone (confirmed promptly by telecopy or hand delivery), at any time and from time to time suspend the offering of Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(b)	The Fund shall pay compensation to the Sales Manager for sales of Shares at a commission rate of up to 2% of the gross sales price per share for the Shares sold under this Agreement as determined by further agreement between the Sales Manager and the Fund from time to time with respect to particular sales. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect to such sale shall constitute the net proceeds to the Fund for such Shares (the “Net Proceeds”).

(c)	The Fund shall open and maintain a trading account (the “Trading Account”) at a clearing agent designated by the Sales Manager to facilitate the transactions contemplated by this Agreement. The Net Proceeds from the sale of the Shares shall be available in the Trading Account on the third business day (or such other day as is industry practice for regular-way trading) following each sale of the Shares (each, a “Settlement Date”). The Fund shall effect the delivery of the applicable number of shares of Shares to an account designated by the Sales Manager at The Depository Trust Company on or before the Settlement Date of each sale hereunder. The Sales Manager’s compensation shall be withheld from the sales proceeds on each Settlement Date and shall be paid to the Sales Manager at that time.

(d)	Subject to Section 5(d) below, at each Settlement Date, the Fund shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Sales Manager under this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Fund herein, to the performance by the Fund of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Article 5 below.

(e)	If the Fund shall default on its obligation to deliver Shares on any Settlement Date, the Fund shall (i) hold the Sales Manager harmless against any loss, claim or damage arising from or as a result of such default by the Fund and (ii) pay the Sales Manager any commission to which it would otherwise be entitled absent such default.
2.	Representations and Warranties of the Fund and the Investment Adviser. Each of the Fund and the Investment Adviser jointly and severally represents and warrants to the Sales Manager as of the date of this Sales Agreement and as of each Settlement Date, as follows:
(a)	(i) (A) the Registration Statement has heretofore become effective under the Securities Act; (B) no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Sales Materials or of the Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Fund’s knowledge, are contemplated by the Commission; and (C) the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(ii) (A) the Registration Statement complied at the Effective Time, complies as of the date hereof and, as amended or supplemented, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act and the Investment Company Act; (B) each Preliminary Prospectus and the Prospectus complied, at the time it was filed with the Commission, and the Prospectus complies as of the date hereof and, as amended or supplemented, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will comply, in all material respects with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the Investment Company Act; and (C) each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in all material respects with the requirements of the Securities Act (including, without limitation, Rule 482 thereunder), the Investment Company Act and the applicable rules and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”);

(iii) (A) (1) the Registration Statement as of the Effective Time did not, (2) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission) as of the date hereof does not, and (3) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission), as of each Settlement Date, will not, in each case, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at no time during the period that begins as of the Applicable Time and ends at the final Settlement Date did or will the Disclosure Package in use at the applicable time include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the final Settlement Date did any of the Sales Materials in use at the applicable time include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the latest of the final Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each of the Fund and the Investment Adviser makes no representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus in reliance upon and in conformity with information concerning the Sales Manager and furnished in writing by or on behalf of the Sales Manager to the Fund expressly for use in the Registration Statement, the Disclosure Package or the Prospectus as described in Section 9(f) hereof;
(b)	(i) The Fund has been duly formed, is validly existing as a statutory trust under the laws of the state of Delaware, with full power and authority to conduct all the activities conducted by it, to own or lease all assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus; (ii) the Fund is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund; (iii) the Fund owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Prospectus; and (iv) the Fund has no subsidiaries.

(c)	The capitalization of the Fund is as set forth in the Registration Statement and the Prospectus. The Common Shares conform in all material respects to the description of them in the Prospectus. All the outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Shares to be issued and sold in accordance with this Sales Agreement against payment therefor as provided by this Sales Agreement have been duly authorized and when issued and delivered will have been validly issued and will be fully paid and nonassessable. No person is entitled to any preemptive or other similar rights with respect to the Shares.

(d)	The Fund is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company, and, subject to the filing of any supplemental registration statements, amendments to the Registration Statement or such registration statements or the Prospectus, all action under the Securities Act and the Investment Company Act, as the case may be, necessary to make the public offering and consummate the sale of the Shares as provided in this Sales Agreement has or will have been taken by the Fund.

(e)	The Fund has full power and authority to enter into each of this Sales Agreement, the Investment Advisory Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Sub-Administration Agreement and the Dividend Reinvestment Plan (collectively, the “Fund Agreements”) and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund, (ii) each Fund Agreement does not violate any of the applicable provisions of the Investment Company Act or the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Advisers Act”), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, (A) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (B) except as rights to indemnity thereunder may be limited by federal or state securities laws.

(f)	None of (i) the execution and delivery by the Fund of the Fund Agreements, (ii) the issue and sale by the Fund of the Shares as contemplated by this Sales Agreement and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements conflicts with or will conflict with, or results or will result in a breach of, (A) the Declaration of Trust or the By-laws of the Fund, (B) any agreement or instrument to which the Fund is a party or by which the Fund is bound, or (C) any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund, other than state securities or “blue sky” laws applicable in connection with the distribution of the Shares by the Sales Manager pursuant to this Sales Agreement.

(g)	The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected.

(h)	No person has any right to the registration of any securities of the Fund because of the filing of the registration statement.

(i)	No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, except such as (i) have been obtained under the Securities Act, the Investment Company Act, or the Advisers Act, and (ii) may be required by the American Stock Exchange or under state securities or “blue sky” laws, in connection with the distribution of the Shares by the Sales Manager pursuant to this Sales Agreement.

(j)	The Shares are duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange and the Notification has become effective.

(k)	PricewaterhouseCoopers LLP, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Securities Act and the Investment Company Act.

(l)	The statements of assets and liabilities, (operations and changes in net assets (including the notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus presents fairly in all material respects, in accordance with generally accepted accounting principles in the United States applied on a consistent basis, the financial position of the Fund as of the date indicated.

(m)	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

(n)	Since the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, business prospects, properties, net assets or results of operations of the Fund, whether or not arising in the ordinary course of business and (ii) there have been no transactions entered into by the Fund other than those in the ordinary course of its business.

(o)	There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending, or, to the knowledge of the Fund, threatened against or affecting the Fund, which (i) might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund or might materially adversely affect the properties or assets of the Fund or (ii) is of a character required to be described in the Registration Statement or the Prospectus; and there are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement that have not been described or filed as required.

(p)	The Fund has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, (i) manipulation of the price of the Common Shares in violation of applicable federal securities laws or (ii) except for stabilization transactions conducted by underwriters in connection with other offerings of the Common Shares and except for tender offers, Common Share repurchases and the issuance or purchase of Common Shares pursuant to the Fund’s Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Prospectus, stabilization.

(q)	The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

(r)	The Fund has not distributed and, prior to the final Settlement Date, will not distribute any offering material in connection with the public offering or sale of the Shares other than the Registration Statement, the Disclosure Package, the Sales Materials and the Prospectus.

(s)	To the knowledge of the Fund after due inquiry, there are no Sales Materials other than [the definitive client brochure and the broker selling memo which were filed with the NASD on [•], 2007, a draft prospecting letter which was filed with the NASD on [•], 2007, and a draft of a prospecting letter made available on a password-protected Internet web site maintained by the Investment Adviser; and no Road Show Materials authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser or any representative thereof for use in connection with the public offering or sale of the Shares contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(t)	Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to any of them), to the Fund’s knowledge, after due inquiry, no trustee of the Fund is an “interested person” (as defined in the Investment Company Act) of the Fund or an “affiliated person” (as defined in the Investment Company Act) of the Sales Manager.
In addition, any certificate signed by any officer of the Fund and delivered to the Sales Manager or its counsel in connection with the offering of the Share shall be deemed to be a representation and warranty by the Fund, as to matters covered thereby, to the Sales Manager.

3.	Representations and Warranties of the Investment Adviser. The Investment Adviser represents to the Sales Manager as of the date of this Sales Agreement and as of each Settlement Date, as follows:
(a)	The Investment Adviser has been duly formed, is validly existing as a limited liability company under the laws of the State of New York, with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, and the Investment Adviser is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good standing would not have a material adverse affect on the Investment Adviser’s ability to provide services to the Fund; and the Investment Adviser owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement and the Prospectus.

(b)	The Investment Adviser is (i) duly registered as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as the investment adviser for the Fund as contemplated by the Investment Advisory Agreement, the Registration Statement and the Prospectus.

(c)	The Investment Adviser has full power and authority to enter into each of this Sales Agreement, the Investment Advisory Agreement and the Sub-Administration Agreement (collectively, the “Adviser Agreements”), and to carry out all the terms and provisions hereof and thereof to be carried out by it; and each Adviser Agreement has been duly and validly authorized, executed and delivered by the Investment Adviser; none of the Adviser Agreements violate any of the applicable provisions of the Investment Company Act or the Advisers Act; and assuming due authorization, execution and delivery by the other parties thereto, each Adviser Agreement constitutes a legal, valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, (i) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) except as rights to indemnity thereunder may be limited by federal or state securities laws.

(d)	Neither (i) the execution and delivery by the Investment Adviser of any Adviser Agreement nor (ii) the consummation by the Investment Adviser of the transactions contemplated by, or the performance of its obligations under any Adviser Agreement conflicts or will conflict with, or results or will result in a breach of, (A) the Limited Liability Company Operating Agreement or Articles of Organization of the Investment Adviser, (B) any agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound, or any law, rule or regulation, or (C) any order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Investment Adviser.

(e)	No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Investment Adviser of its obligations under, any Adviser Agreement, as the case may be, except such as (i) have been obtained under the Securities Act, the Investment Company Act, or the Advisers Act, and (ii) may be required by the American Stock Exchange or under state securities or “blue sky” laws, in connection with the distribution of the Shares by the Sales Manager pursuant to this Sales Agreement.

(f)	The description the Investment Adviser and its business and the statements attributable to the Investment Adviser in the Registration Statement and the Prospectus comply with the requirements of the Securities Act and the Investment Company Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus in light of the circumstances in which they were made) not misleading.

(g)	Except as set forth in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Investment Adviser, threatened against or affecting the Investment Adviser of a nature required to be disclosed in the Registration Statement or the Prospectus or that might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Investment Adviser or the ability of the Investment Adviser to fulfill its respective obligations under any Adviser Agreement.

(h)	The Investment Adviser has not taken and will not take, directly or indirectly, any action designed, or which might reasonably be expected to cause or result in, or which will constitute, (i) manipulation of the price of the Common Shares in violation of applicable federal securities laws or (ii) except for stabilization activities conducted by underwriters in connection with other offerings of the Common Shares and except for tender offers, Common Share repurchases and the issuance or purchase of Common Shares pursuant to the Fund’s Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Prospectus, stabilization.

(i)	In the event that the Fund or the Investment Adviser has made available any Road Show Materials or promotional materials (other than the Sales Materials) by means of an Internet web site or similar electronic means such as to constitute a bona fide electronic road show, the Investment Adviser has installed and maintained pre-qualification and password-protection or similar procedures which are designed and reasonably expected to effectively prohibit access to such Road Show Materials or promotional materials by persons other than qualified broker-dealers and registered representatives thereof.
In addition, any certificate signed by any officer of the Investment Adviser and delivered to the Sales Manager or its counsel in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Investment Adviser as to matters covered thereby, to the Sales Manager.

4.	Agreements of the Parties.
(a)	If the registration statement relating to the Shares has not yet become effective, the Fund will promptly file a further amendment, if not previously filed, with the Commission, and will use its best efforts to cause such registration statement to become effective and, as soon as the Fund is advised, will advise the Sales Manager when the Registration Statement or any amendment thereto has become effective. If it is necessary for a post-effective amendment to the Registration Statement, or a new registration statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Fund will use its best efforts to cause such post-effective amendment or such further registration statement to be filed and become effective as soon as possible, and the Fund will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such further registration statement has become effective.

(b)	During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Fund will notify the Sales Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; the Fund will prepare and file with the Commission, promptly upon the Sales Manager’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Manager’s reasonable opinion based upon advice of counsel, may be necessary in connection with the sale of the Shares pursuant to this Sales Agreement; the Fund will not file any amendment or supplement to the Registration Statement or Prospectus (other than a supplement to the Prospectus that (i) relates solely to the issuance of securities other than Shares of the Fund and (ii) does not materially change the information about the Fund or its business, operations, properties or financial condition disclosed in the Registration Statement or Prospectus previously thereto (an “Excluded Supplement”)) unless a copy thereof has been submitted to the Sales Manager a reasonable period of time before the filing and the Sales Manager has not reasonably objected thereto; and it will notify the Sales Manager at the time of filing of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus. The Fund will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 497 of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the relevant securities laws, within the time period prescribed.

(c)	For the period of three years from the final Settlement Date, the Fund will advise the Sales Manager promptly (i) of the issuance by the Commission of any order in respect of the Fund or the Investment Adviser, which relates to the Fund, or which relates to any material arrangements or proposed material arrangements involving the Fund or the Investment Adviser, (ii) of the initiation or threatening of any proceedings for, or receipt by the Fund of any notice with respect to, any suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (iii) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund, the Registration Statement, the Notification, the Sales Materials, the Prospectus or to the transactions contemplated by this Sales Agreement and (iv) the issuance by any court, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, of any order, ruling or decree, or the threat to initiate any proceedings with respect thereto, regarding the Fund, which relates in any material way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as possible.

(d)	If not delivered prior to the date of this Sales Agreement, the Fund will deliver to the Sales Manager, without charge, a signed copy of the Registration Statement, the Exchange Act Registration Statement and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Sales Agreement or (ii) the date on which the distribution of the Shares is completed) to either the Registration Statement, the Exchange Act Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (ii) one year from the date of this Underwriting Agreement or (iv) the date on which the distribution of the Shares is completed) (excluding exhibits) as the Sales Manager may reasonably request.

(e)	During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Sales Manager and any dealers, at such office or offices as the Sales Manager may designate, as many copies of the Prospectus as the Sales

Manager may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Investment Company Act, the Fund promptly will prepare, submit to the Sales Manager, file with the Commission and deliver, without charge, to others if requested by the Sales Manager, amendments or supplements to the Prospectus so that the statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading in any material respect and will comply with the Securities Act and the Investment Company Act. Delivery by the Sales Manager of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Article 5 hereof. The Fund shall also deliver copies of each such Prospectus and any supplement thereto to the American Stock Exchange in accordance with applicable rules and regulations under the Securities Act.

(f)	The Fund will make generally available to holders of the Fund’s securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the date of the Effective Time falls, an earnings statement, if applicable, satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 under the Securities Act.

(g)	The Fund shall pay all costs and expenses incident to the performance of the obligations of the Fund under this Sales Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto, (ii) the issuance of the Shares and the preparation and delivery of certificates for the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or “blue sky” laws of the jurisdictions referred to in the foregoing paragraph, including the fees and disbursements of counsel for the Sales Manager in that connection, and the preparation and printing of any preliminary and supplemental “blue sky” memoranda, (iv) the furnishing (including costs of design, production, shipping and mailing) to the Sales Manager and others of copies of the Shares, the Sales Materials, the Prospectus, and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished, (v) the filing requirements of the NASD, in connection with its review of the financing, including filing fees and the fees, disbursements and other charges of counsel for the Sales Manager in that connection, (vi) all transfer taxes, if any, with respect to the sale and delivery of the Shares, (vii) the listing of the Shares on the American Stock Exchange and (viii) the transfer agent for the Shares.

(h)	If the transactions contemplated by this Sales Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Sales Agreement is terminated by the Sales Manager because of any inability, failure or refusal on the part of the Fund or the Investment Adviser to comply with any material terms of this Sales Agreement or because any of the Sales Manager conditions in Article 5 are not satisfied, the Fund will reimburse the Sales Manager for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of its counsel) reasonably incurred by it in connection with the proposed issuance and sale of the Shares and (ii) the Sales Manager shall not be relieved of liability to the Fund if it breaches its obligations pursuant to this Sales Agreement.

(i)	The Fund will not, directly or indirectly, offer or sell any Common Shares (other than the Shares) or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Shares, during the period from the date the Registration Statement is declared effective by the Commission through the final Settlement Date for the sale of Shares hereunder without (i) giving the Sales Manager at least one business day prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Fund and the Sales Manager; provided, however, that no such notice and suspension shall be required in connection with the Company’s issuance of Common Shares pursuant to its Dividend Reinvestment Plan.

(j)	The Fund will use its best efforts to list the Shares on the American Stock Exchange prior to the date the Shares are issued and comply with the rules and regulations of such exchange.

(k)	The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus.

(l)	Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than an Excluded Supplement), the Fund shall (unless the Fund is not then selling Shares through the Sales Manager and has not requested the Sales Manager to sell Shares) furnish or cause to be furnished to the Sales Manager forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Sales Manager to the effect that the statements contained in the certificates referred to in Section 5(d) below that were last furnished to the Sales Manager are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement or the Prospectus as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 5(d) below, modified as necessary to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificate.

(m)	(i) Each time that (A) the Registration Statement shall be amended by the filing of a post-effective amendment thereto or (B) the Fund files a Form N-CSR including its annual report to shareholders; and (ii) at such other times, including the date hereof or the first Settlement Date, as may be reasonably requested by the Sales Manager, when the Prospectus is supplemented and/or any document or report is filed with the Commission and is deemed to be incorporated into the Registration Statement or the Prospectus, the Fund (unless (i) otherwise agreed to by the Sales Manager or (ii) the Fund is neither selling Shares through the Sales Manager nor has requested the Sales Manager to sell Shares) shall furnish or cause to be furnished forthwith to the Sales Manager and to the Sales Manager’s counsel a written opinion of counsel to the Fund (“Fund Counsel”), dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Sales Manager, of the same tenor as the opinion referred to in Section 5(e) below, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)	Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than an Excluded Supplement) to include additional financial information, the Fund shall (unless (i) otherwise agreed to by the Sales Manager or (ii) the Fund is not then selling Shares through the Sales Manager and has not requested the Sales Manager to sell Shares) cause the independent registered public accounting firm then retained by the Company, forthwith to furnish to the Sales Manager a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Sales Manager, of the same tenor as the letter referred to in Section 5(g) below but modified to relate to the Registration Statement or the Prospectus, as amended and supplemented to the date of such letter.
5.	Conditions of the Sales Manager’s Obligations. The obligations of the Sales Manager to sell Shares are subject to the accuracy on the date of this Sales Agreement, and as of each Settlement Date, of the representations of the Fund and the Investment Adviser in this Sales Agreement, to the accuracy and completeness of all material statements made by the Fund and the Investment Adviser or any of their respective officers in any certificate delivered to the Sales Manager or its counsel pursuant to this Sales Agreement, to performance by the Fund and the

Investment Adviser of their respective obligations under this Sales Agreement and to each of the following additional conditions:
(a)	The Registration Statement must have become effective. The Prospectus must have been filed in accordance with Rule 497(b) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Securities Act.

(b)	No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Sales Manager, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Sales Manager.

(c)	Since the dates as of which information is given in the Registration Statement and the Prospectus, (i) there must not have been any material change in the Common Shares except as set forth in or contemplated by the Prospectus; (ii) there must not have been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund or the Investment Adviser whether or not arising from transactions in the ordinary course of business as set forth in or contemplated by the Prospectus; (iii) the Fund must not have sustained any material loss or interference with its business from any court or from legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement and the Prospectus; and (iv) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Prospectus or that is not reflected in the Registration Statement or the Prospectus but should be reflected therein in order to make the statements or information therein (in the case of the Prospectus, in light of the circumstances in which they were made) not misleading in any material respect; if, in the judgment of the Sales Manger, any such development referred to in clause (i), (ii), (iii), or (iv) of this paragraph (c) makes it impracticable or inadvisable to consummate the sale and delivery of the Shares pursuant to this Sales Agreement at the then current market price of the Shares.

(d)	Unless otherwise agreed to by the Sales Manager, the Sales Manager must have received as of each Settlement Date a certificate, dated such date, of the President or a Vice-President and the chief financial or accounting officer of each of the Fund and the Investment Adviser certifying (in their capacity as such officers and, with respect to clauses (ii), (iii) and (vi) below, on behalf of the Fund and the Investment Adviser, as the case may be) that (i) the signers have carefully examined the Registration Statement, the Prospectus and this Sales Agreement, (ii) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) in this Sales Agreement are accurate on and as of the date of the certificate, (iii) there has not been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund (with respect to the certificates from such Fund officers) or the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser), which change would materially and adversely affect the ability of the Fund or the Investment Adviser, as the case may be, to fulfill its obligations under this Sales Agreement or the Investment Advisory Agreement (with respect to the certificates from such officers of the Investment Adviser), whether or not arising from transactions in the ordinary course of business, (iv) with respect to the Fund only, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the Shares or otherwise having a material adverse effect on the Fund has been issued and no proceedings for any such purpose are pending before or, to the knowledge of such officers after reasonable investigation, threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) no order having a material adverse effect on the ability of the Investment Adviser to fulfill its obligations under this Sales Agreement or the Investment Advisory Agreement, as the case may be, has been issued and no proceedings for any such purpose are pending before or, to the knowledge of the officers of the Investment Adviser after reasonable investigation, threatened by the Commission or any other regulatory body, whether foreign or domestic and (vi) each of the Fund (with respect to the certificates from such Fund officers) and the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by such Settlement Date (to the extent not waived in writing by the Sales Manager).

(e)	Unless otherwise agreed to by the Sales Manager, the Sales Manager must have received as of the date of this Agreement and each time referred to in Section 4(m) the opinions dated as of the date thereof substantially in the form of Schedules A and B to this Sales Agreement (modified in the case of times referred to in Section 4(m) as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to that date) from the counsel identified in each such Schedule.

(f)	Unless otherwise agreed to by the Sales Manager, the Sales Manager must have received as of the date of this Agreement and each time referred to in Section 4(m) from its counsel an opinion dated as of the date thereof with respect to the Fund, the Shares, the Registration Statement and the Prospectus, this Sales Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the Shares. Such opinion and proceedings shall fulfill the requirements of this Section 5(f) only if such opinion and proceedings are satisfactory in all respects to the Sales Manager. The Fund and the Investment Adviser must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

(g)	Unless otherwise agreed to by the Sales Manager, the Sales Manager must have received on the date of this Agreement a signed letter, dated such date, substantially in the form of Schedule D to this Sales Agreement from the independent registered public accounting firm designated in such Schedule. The Sales Manager also must have received as of each time referred to in Section 4(n) a signed letter from such accountants, dated as of the date thereof, confirming on the basis of a review in accordance with the procedures set forth in their earlier letter that nothing has come to their attention during the period from a date not more than five business days before the date of this Sales Agreement, specified in the letter, to a date not more than five business days before such time, that would require any change in their letter referred to in the foregoing sentence.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Sales Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Sales Manager, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

6.	Termination. (a) This Sales Agreement may be terminated by the Sales Manager by notifying the Fund at any time:
(i)	before any of the Shares are first generally offered pursuant to this Sales Agreement by the Sales Manager;

(ii)	if, in the judgment of the Sales Manager, sale of any Shares is rendered impracticable or inadvisable because (A) trading in the equity securities of the Fund is suspended by the Commission or by the principal exchange that lists the Shares, (B) trading in securities generally on the NYSE or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (C) additional material governmental restrictions, not in force on the date of this Sales Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (D) a general banking moratorium has been established by U.S. federal or New York authorities or (E) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity, terrorist activity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Sales Manager, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(iii)	as of or before any Settlement Date, if any of the conditions specified in Article 5 have not been fulfilled when and as required by this Sales Agreement;

(iv)	in its sole discretion for any reason on or after the third anniversary of the date hereof; or

(v)	in its sole discretion for any reason by giving 30 days notice before the anniversary referred to in Section 6.1(a)(iv).
(b)	The Fund may terminate this Sales Agreement only as follows:
(i)	The Fund shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (A) the Sales Manager shall have failed, refused or been unable, to perform any agreement on its part to be performed hereunder, (B) any other condition of the Fund’s obligations hereunder is not fulfilled completely or (C) at any time in the judgment of the Fund the sale of any shares is rendered inadvisable or impracticable for any of the reasons set forth in Section 6.1(a)(ii)(A)-(E).

(ii)	The Fund shall have the right, by giving notice as hereinafter specified, to terminate this Sales Agreement in its sole discretion at any time and for any reason on or after the third anniversary of the date of this Sales Agreement.

(iii)	Notwithstanding anything contained in this Section 6.1(b) to the contrary, the Fund shall have the right, by giving notice as hereinafter specified, to terminate this Sales Agreement in its sole discretion at any time before the anniversary referred to in Section 6.1(b)(ii) provided that the Fund shall reimburse the Sales Manager for its reasonable costs and expenses (including, without limitation, legal fees and disbursements of counsel and ongoing due diligence costs and expenses) incurred in connection with the negotiation and consummation of this Sales Agreement and the transactions contemplated thereby (unless already reimbursed by the Fund to the Sales Manager pursuant to Section 4(h)(i) above). Such total expenses to be paid hereunder and pursuant to Section 4(h)(i) shall not together exceed $25,000.

(c)	Any termination of this Sales Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective earlier than the close of business on the date of receipt of such notice by the Sales Manager or the Fund, as the case may be. If such termination shall occur during a period when sales of Shares are being made pursuant to this Sales Agreement, any sales of Shares made prior to the termination of this Sales Agreement shall settle in accordance with the provisions of this Sales Agreement.
7. Indemnity and Contribution.
(a)	Each of the Fund and the Investment Adviser, jointly and severally, agrees to indemnify, defend and hold harmless the Sales Manager, its partners, directors and officers, and any person who controls the Sales Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Sales Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arises out of or is based any untrue statement or alleged untrue statement of a material fact included in any Road Show Material, the Disclosure Package, any Sales Material or the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except with respect to either of the foregoing clause (i) and (ii) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Sales Manager furnished in writing by or on behalf of the Sales Manager to the Fund expressly for use with reference to The Sales Manager in such Registration Statement or in such Disclosure Package or Prospectus as set forth in Section 7(f) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Disclosure Package or Prospectus or necessary to make such information (with respect to such Disclosure Package or Prospectus, in light of the circumstances under which they were made) not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Sales Manager or any such person in respect of which indemnity may be sought against the Fund or the Investment Adviser pursuant to the foregoing paragraph, the Sales Manager or such person shall promptly notify the Fund or the Investment Adviser, as the case may be, in writing of the institution of such Proceeding and the Fund or the Investment Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or the Investment Adviser shall not relieve the Fund or the Investment Adviser from any liability which the Fund or the Investment Adviser may have to the Sales Manager or any such person or otherwise. The Sales Manager or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of the Sales Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Investment Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund or the Investment Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from, additional to or in conflict with those available, to the Fund or the Investment Adviser (in which case the Fund, the Investment Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Fund or the Investment Adviser and paid as incurred (it being understood, however, that the Fund or the Investment Adviser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund nor the Investment Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or the Investment Adviser, the Fund or the Investment Adviser, as the case may be, agrees to indemnify and hold harmless the Sales Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)	The Sales Manager agrees to indemnify, defend and hold harmless the Fund and the Investment Adviser, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), which, jointly or severally, the Fund, the Investment Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Sales Manager furnished in writing by or on behalf of the Sales Manager to the Fund or the Investment Adviser expressly for use with reference to the Sales Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in the Disclosure Package or Prospectus as set forth in Section 7(f) hereof, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or the Disclosure Package or Prospectus or necessary to make such information not misleading (with respect to the Disclosure Package and Prospectus, in light of the circumstances under which they were made).

If any Proceeding is brought against the Fund, the Investment Adviser or any such person in respect of which indemnity may be sought against the Sales Manager pursuant to the foregoing paragraph, the Fund, the Investment Adviser or such person shall promptly notify the Sales Manager in writing of the institution of such Proceeding and the Sales Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Sales Manager shall not relieve the Sales Manager from any liability which the Sales Manager may have to the Fund, the Investment Adviser or any such person or otherwise. The Fund, the Investment Adviser or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Adviser, the Sub-Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Sales Manager in connection with the defense of such Proceeding or the Sales Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from or additional to or in conflict with those available to the Sales Manager (in which case the Sales Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Sales Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Sales Manager), in any of which events such fees and expenses shall be borne by the Sales Manager and paid as incurred (it being understood, however, that the Sales Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Sales Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Sales Manager but if settled with the written consent of the Sales Manager agrees to indemnify and hold harmless the Fund, the Investment Adviser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)	If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Sales Manager on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of the Sales Manager on the other in connection with the statements or omissions, which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total commissions received by bear to the aggregate public offering price of the Shares. The relative fault of the Fund and the Investment Adviser one hand and of the Sales Manager on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Adviser or by the Sales Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Fund, the Investment Adviser and the Sales Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, the Sales Manager shall not be required to contribute any amount in excess of the fees and commissions received by the Sales Manager. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Fund contained in this Sales Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Sales Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Sales Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund, the Investment Adviser, its shareholders, partners, advisers, members, trustees, directors or officers or any person who controls the Fund, the Investment Adviser or the Sub-Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Sales Agreement or the issuance and delivery of the Shares. The Fund, the Investment Adviser and the Sales Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Adviser, against any of the Fund’s or the Investment Adviser’s shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

(f)	The Fund and the Investment Adviser each acknowledge that the statements in the Prospectus with respect to stabilization and selling concessions and reallowances of selling commissions caption “Plan of Distribution” in the Prospectus constitute the only information furnished in writing by or on behalf of the Sales Manager to the Fund expressly for use with reference to the Sales Manager in the Registration Statement or in the Disclosure Package or the Prospectus (as amended or supplemented). The Sales Manager confirms that these statements are correct in all material respects and were so furnished by or on behalf of the Sales Manager for use in the Prospectus.

(g)	Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Sales Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder. The parties hereto acknowledge that the foregoing provision shall be applicable solely as to matters arising under Section 17(i) of the Investment Company Act, and shall not be construed to impose any duties or obligations upon any such parties under this Sales Agreement other than as specifically set forth herein (it being understood that the Sales Manager have no duty hereunder to the Fund to perform any due diligence investigation).

8.	Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Sales Manager shall be sufficient in all respects if delivered or sent to Gabelli & Company, Inc., One Corporate Center, Rye, New York 10580, Attention: Syndicate Department, and if to the Fund or the Investment Adviser, shall be sufficient in all respects if delivered or sent to the Fund or the Investment Adviser, as the case may be, at the offices of the Fund or the Investment Adviser at the same address.

9.	Governing Law; Construction. This Sales Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Sales Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Sales Agreement have been inserted as a matter of convenience of reference and are not a part of this Sales Agreement.

10.	Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the County of Westchester or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and the Sales Manager each consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Sales Manager, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Investment Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Sales Agreement. Each of the Fund and the Investment Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund and the Investment Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Investment Adviser, as the case may be, is or may be subject, by suit upon such judgment.

11.	Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Sales Manager, the Fund, the Investment Adviser and to the extent provided in Section 7 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through the Sales Manager) shall acquire or have any right under or by virtue of this Sales Agreement.

12.	Counterparts. This Sales Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

13.	Successors and Assigns. This Sales Agreement shall be binding upon the Sales Manager, the Fund, the Investment Adviser and any successor or assign of any substantial portion of the Fund’s, the Investment Adviser’s or the Sales Manager’s respective businesses and/or assets.

     If the foregoing correctly sets forth the understanding among the Fund, the Investment Adviser and the Sales Manager, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Investment Adviser and the Sales Manager.

Very truly yours,

THE GABELLI GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST

By: [•] Title: [•]

GABELLI FUNDS, LLC

By: [•] Title: [•]

Accepted and agreed to as of the
date first above written, on behalf of itself
GABELLI & COMPANY, INC.

By:
Title:

SCHEDULE A
FORM OF OPINION OF [•] REGARDING THE FUND
[TO COME]
Schedule A-1

SCHEDULE B
FORM OF OPINION OF [•] REGARDING THE INVESTMENT ADVISER
[TO COME]
Schedule B-1

SCHEDULE C
FORM OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM LETTER
Schedule C-1